UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 17, 2008 (April 11, 2008)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of American Defense Systems, Inc. (“Company”) increased the size of the Board from six members to eleven members, effective as of the date the Company’s Form 10 filed with the Securities and Exchange Commission becomes effective. The date that such Form 10 became effective was April 11, 2008.  The Board has appointed and elected the following four persons to fill the newly-created vacancies, effective as of the date the Form 10 became effective (April 11, 2008): Christopher D. Brady, Stephen R. Seiter, Victor Trizzino and Pasquale D’Amuro.

The Board has not yet designated its audit committee, compensation committee or nominating and corporate governance committee.  It intends to do so, however, as soon as practicable following the election of a new director to fill the last vacancy on the Board.  Each of the foregoing new directors is expected to serve on one or more of such committees, but the decision as to which committee(s) such directors will serve on has not yet been determined.

There is no family relationship between any of the foregoing new directors and any of the Company’s other officers and directors.  In addition, such directors have not engaged in any related party transaction with the Company since the beginning of the Company’s last fiscal year, nor are there any pending related party transactions between such directors and the Company.

Each of the foregoing new directors will be paid the following for their services as a Board member: $40,000 per year, $1,500 for each Board meeting attended in person, 25,000 shares of the Company’s common stock for each year of service and $10,000 per year for serving on the Board’s audit or compensation committees.

Christopher D. Brady has served as Managing Director for The Chart Group, a merchant banking firm, since 1994.  He is also a member of Board of Directors of The Chart Group. Mr. Brady received his M.B.A. from Columbia University and Bachelor of Arts in American History from Middlebury College.

Stephen R. Seiter currently serves as President, Chief Executive Officer and Director of the Board of Park Place Holdings LLC, a privately held automobile storage and restoration company, and SBC Realty LLC, a privately held real estate holding company.  He is also the Chairman of the Board of Directors of Ultima Health Products Co., LLC, a privately held soft drink company.  From 1990 to 2005, Mr. Seiter served as President and Chief Executive Officer of Seiter & Miller Advertising, an advertising agency.  Mr. Seiter received his B.A. and M.B.A. from the University of Washington.  He also attended the U.S. Army War College.  From 1984 to 2004, Mr. Seiter served in the N.Y. Army National Guard retired with the rank of Major General.

Victor Trizzino has served as Vice President of Business Development for Valiant Solutions, Inc., a privately owned workforce management solutions provider, since December

2002.  Mr. Trizzino’s prior business experience includes serving as an executive officer and director of Standard Microsystems Corporation (NASDAQ GS: SMSC) from 1988 through 1995, most recently as President and Chief Executive Officer, as well as providing consulting services to organizations in various business sectors. Mr. Trizzino received his Bachelor of Business Administration Degree from Iona College.

Pasquale J. D’Amuro has served as Chairman and Chief Executive Officer for Giuliani Security & Safety, a security consulting and investigative firm, since April 2005.  Prior to that, from May 1979 to March 2005, Mr. D’Amuro worked at the Federal Bureau of Investigation (FBI).  On March 31, 2005, he retired as the Assistant Director-In-Charge of the FBI’s New York Office.  He received his Bachelor of Business Administration in Accounting from Niagara University and Honorary Doctorate of Laws from Mercy College.  He is currently a trustee of Mercy College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2008

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer